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                                                                    EXHIBIT 23-A



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-10107 of Zila, Inc. on Form S-4 of our report dated October 18, 1996, appearing in the Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.


Deloitte & Touche LLP

Phoenix, Arizona

November 22, 1996